UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 31, 2015

ARES CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	814-00663	33-1089684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 44th Floor, New York, NY	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

Ares Capital Corporation (“Ares Capital” or the “Company”) has been advised that on August 24, 2015, GE Global Sponsor Finance LLC (“GE-GSF”) notified the Senior Secured Loan Fund LLC (the “SSLP”) that GE-GSF has terminated its obligation to present senior secured lending investment opportunities to the SSLP prior to pursuing such opportunities for itself. On August 24, 2015, the Company was also advised that General Electric Capital Corporation (“GECC”), as the holder of the senior notes of the SSLP (the “Senior Notes”), directed State Street Bank and Trust Company, as trustee of the Senior Notes and the subordinated certificates of the SSLP (the “SSLP Certificates”), pursuant to the terms of the indenture governing the Senior Notes and the SSLP Certificates, to apply all principal proceeds received by the SSLP from its investments to the repayment of the outstanding principal amount of the Senior Notes until paid in full (prior to the distribution of any such principal proceeds to the holders of the SSLP Certificates, which includes the Company).  GECC had previously elected to waive its right to receive priority repayments on the Senior Notes from principal proceeds in most circumstances.

The SSLP Certificates pay a weighted average coupon of LIBOR plus approximately 8.0% and also entitle the holders thereof to receive a portion of the excess cash flow from the loan portfolio, which may result in a return to the holders of the SSLP Certificates that is greater than the coupon.  As of June 30, 2015, the Company’s yield on its investment in the SSLP Certificates at fair value was 13.7%.  The Company expects that for so long as principal proceeds from SSLP repayments are directed entirely to repay the Senior Notes, the yield on the SSLP Certificates will decline.

The Company is currently engaged in discussions with GE-GSF and GECC regarding the terms of an orderly wind down of the SSLP including, without limitation, amendments to the application of interest and principal proceeds from the SSLP’s underlying loans. Although there can be no assurance as to the ultimate outcome of these discussions, the Company does not currently believe that the reduction in the size of the SSLP’s portfolio or any priority application of principal proceeds from the SSLP’s underlying loans to repay the Senior Notes would, individually or taken together, have a material adverse effect on the Company’s financial condition or results of operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES CAPITAL CORPORATION

Date: August 31, 2015

	By:	/s/ Penni F. Roll
	Name:	Penni F. Roll
	Title:	Chief Financial Officer